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
                                                   L.P. MARTIN & COMPANY
                                                 A PROFESSIONAL CORPORATION

               MEMBERS                          CERTIFIED PUBLIC ACCOUNTANTS                        MEMBERS
         VIRGINIA SOCIETY OF                        4132 INNSLAKE DRIVE                      AMERICAN INSTITUTE OF
     CERTIFIED PUBLIC ACCOUNTANTS                GLEN ALLEN, VIRGINIA 23060              CERTIFIED PUBLIC ACCOUNTANTS

LEE P. MARTIN, JR., C.P.A.                         PHONE: (804) 346-2626                        ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                           FAX: (804) 346-9311                   LEE P. MARTIN, C.P.A. (1948-76)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.
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                         Consent of Independent Auditors

The Board of Directors
Apple Suites, Inc.
Richmond, Virginia

         We consent to the use of our report dated November 7, 1999 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, for inclusion in a form 8-K filing with the Securities and Exchange Commission by Apple Suites, Inc.

Richmond, Virginia                                  /s/ L. P. Martin & Co., P.C.
December 7, 1999